SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2015

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2015, Oxford City Football Club, Inc., a Florida corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and between the Company AlvaEDU, Inc., a Florida Corporation (“AlvaEDU”), pursuant to which the Company will acquire certain assets of AlvaEDU (the “Acquisition”). Each of the Company and AlvaEDU is sometime hereinafter referred to as a “Party” and collectively as the “Parties.”

Pursuant to the terms of the Purchase Agreement, at the closing of the Acquisition, the Company will acquire the operating assets, contracts, licenses, permits, trade names, intellectual property, customer lists and marketing data, software and goodwill/going concern from AlvaEDU (the “Assets”) for an aggregate purchase price of 28,000,000 shares of the Company’s restricted stock (the “Purchase Price”). The Company has also agreed to assume certain obligations, including ordinary course of business trade accounts, notes payable and leases, not to exceed $50,000 in value.

Also at closing, the Company has agreed to compensate Empire Global Financial Services, LLC or its assigns (“Empire”) on behalf of AlvaEDU a brokerage commission of $25,000 and 2,000,000 shares of the Company’s restricted stock or five year warrants to purchase such 2,000,000 shares of common stock at a total cost of $1,000, at the sole option of Empire.

Completion of the Acquisition is subject to customary closing conditions, including, but not limited to, the execution of a Management Agreement between the Company and Timothy Loudermilk on mutually agreeable terms, approval of the Acquisition by the majority of shareholders of AlvaEDU, the completion of due diligence and delivery of the Purchase Price and payments to Empire.

The Board of Directors of the Company approved the Purchase Agreement, and determined that the transactions contemplated thereby, including the Acquisition, were advisable, fair to and in the best interest of the Company and its stockholders.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Parties. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential Disclosure Schedules provided by each Party in connection with the signing of the Purchase Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Parties.

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Note on Forward-Looking Statements

Certain statements in this filing including, but not limited to, statements regarding the expected cost of the Acquisition; the expected timing of the completion of the Acquisition; the ability to complete the Acquisition and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the Acquisition will not be consummated; risks associated with the Acquisition including the ability to successfully integrate employees and operations; diversion of management’s attention; retaining key employees; and other risks detailed from time to time in the reports the Company files with the Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Section 8 – Other Events

Item 8.01 Other Events

The Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 10, 2015

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero

Thomas Guerriero

Chief Executive Officer

Date: February 17, 2015

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